NEWS RELEASE

FOR IMMEDIATE RELEASE

U. S. Steel Confirms Receipt of Unsolicited Proposals from Cleveland-Cliffs and Multiple Other Parties; Reaffirms Competitive Strategic Review Process to Maximize Stockholder Value

•Cleveland-Cliffs Refused to Allow for a Standard Process to Assess Their Offer
•Company Reaffirms Invitation for Cleveland-Cliffs to Participate in the Strategic Review
PITTSBURGH – August 13, 2023 – United States Steel Corporation (NYSE: X) (“U. S. Steel” or “the Company”) today confirmed that it has invited Cleveland-Cliffs Inc. (“Cleveland-Cliffs”) to participate in its previously announced strategic review process. The Company previously disclosed it has commenced a formal review process, with the assistance of outside financial and legal advisors, to evaluate strategic alternatives for the Company after receiving multiple unsolicited proposals that ranged from the acquisition of certain production assets to consideration for the whole Company.

The Company had received an unsolicited cash and stock proposal from Cleveland-Cliffs to acquire all of U. S. Steel’s outstanding shares. As detailed in the letter below, U. S. Steel was unable to properly evaluate the proposal because Cleveland-Cliffs refused to engage in the necessary and customary process to assess valuation and certainty unless U. S. Steel agreed to the economic terms of the proposal in advance.

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The full text of U. S. Steel’s letter to Cleveland-Cliffs, transmitted at 12:01 pm ET on August 13, 2023, is as follows:

August 13, 2023

Dear Lourenco,

I am writing on behalf of United States Steel Corporation (the “Company”) in response to Cleveland-Cliffs Inc.’s proposal letter dated July 28, 2023 and further updated on August 11, 2023. Since receiving your initial proposal, the Company’s Board has met multiple times, with the assistance of our financial advisors, Barclays and Goldman Sachs, and our legal advisors, Milbank and Wachtell, to evaluate the merits and risks of your proposal.

At my and the Board’s direction, our advisors indicated our willingness to enter into an NDA with you on August 7, 2023, so that we could have further clarity on several key issues, including valuation of the stock component of your proposal, regulatory risk and timing as well as the prospects for the combined company. We discussed with your counsel questions that would need to be better understood in order for both of us to appropriately assess the antitrust risk of your proposal; and while your counsel agreed that this would need to be analyzed, and was amenable to our proposal to work on this together, this still has not happened. After multiple conversations about, and our team’s engagement in good faith negotiations over, the terms of the NDA, we were shocked to receive a letter on Friday, August 11th stating that you refused to sign the nearly completed NDA unless we agree to the economic terms of your proposal in advance.

As you well know, our Board – or any board – could not, consistent with its fiduciary duties, agree to a proposal of which 50% is represented by your stock without conducting a thorough and completely customary due diligence process, to evaluate the risks and potential upsides and downsides inherent in the transaction, including the stock component. Doing otherwise would be tantamount to accepting a price without knowing what it in fact represents. Nor could our Board agree to your “headline price” without appropriate discussion – under NDA – regarding the contribution of U. S. Steel to the value of the combined businesses. Pushing our Board to do so is in essence a demand that it breach its fiduciary duties.

The Company, led by the Board and management team, has made significant progress transforming the Company into a customer-centric, world-competitive Best for All® steelmaker as we continue to win in strategic markets, move down the cost curve and move up the talent curve. This proven strategy has provided customers with profitable steel solutions for people and the planet, while rewarding our stockholders. At this juncture, we cannot determine whether your unsolicited proposal properly reflects the full and fair value of the Company.

For all of the above reasons, the Board has no choice but to reject your unreasonable proposal.

The U. S. Steel Board remains committed to maximizing value for stockholders, and to that end has decided to initiate a formal review process to evaluate strategic alternatives. If you would like to engage in that process, we invite you to reach out to our financial and legal representatives and welcome you to join our process.

Sincerely,

David Burritt

©2023 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

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President & Chief Executive Officer

Advisors

Barclays Capital Inc. and Goldman Sachs & Co. LLC are serving as financial advisors to U. S. Steel. Milbank LLP and Wachtell, Lipton, Rosen & Katz are acting as legal advisors.

Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the Company’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3® advanced high-strength steel. The Company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 22.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may,” and similar expressions or by using future dates. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and developments may differ, possibly materially, from the anticipated results, developments and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of the Company’s management, the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; and the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual report on Form 10-K for the year

©2023 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

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ended December 31, 2022 and those described from time to time in our future reports filed with the Securities and Exchange Commission.
Contacts:

Tara Carraro
Senior Vice President, Chief Communications Officer
T- 412-433-1300
E- media@uss.com

Kelly Sullivan / Ed Trissel
Joele Frank, Wilkinson Brimmer Katcher
T- 212-355-4449

Kevin Lewis
Vice President
Finance
T- 412-433-6935
E- klewis@uss.com

©2023 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation